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              AMENDMENT NO. 1 TO PRICING AND BOOKKEEPING AGREEMENT


          Amendment No. 1 dated as of ____________, 2003 (the "Amendment") to the Pricing and Bookkeeping Agreement dated as of July 22, 2002 (the "Agreement"), between THE GALAXY FUND and THE GALAXY VIP FUND (each a "Trust"), each a Massachusetts business trust, and COLONIAL MANAGEMENT ASSOCIATES, INC. ("CMA"), a Massachusetts corporation.

                                   BACKGROUND

          1. Section 302 of the Sarbanes-Oxley Act of 2002 ("Sarbox") requires the Securities and Exchange Commission ("SEC") to issue regulations requiring that each company filing periodic reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), include in such filings certain certifications by the principal executive officer and principal financial officer (or persons performing similar functions) of such company. The SEC has issued and proposed various rule and form amendments to implement
Section 302 of Sarbox as it relates to registered management investment companies such as the Trust, including amendments to Form N-SAR and Form N-CSR. In addition, Section 906 of Sarbox requires that each periodic report containing financial statements filed by an issuer with the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act be accompanied by a written statement by the chief executive officer and chief financial officer (or the equivalent thereof) of the issuer certifying that the periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

          2. CMA acts as the agent of the Trust to perform certain pricing and bookkeeping services pursuant to the Agreement, and in such capacity CMA may from time to time provide certain information that is necessary to complete a report or other filing that is required to be certified by certain of the Trust's officers (the "Certifying Officers") pursuant to Sarbox and regulations issued and in effect from time to time under Sarbox (each such report or other filing, a "Certified Report").

          3. Accordingly, the Trust desires that CMA agree that any information that CMA provides that is necessary to complete a Certified Report will be true and complete when given and that any subcertifications it provides to the Trust and/or the Certifying Officers in connection with the information that CMA provides for each Certified Report will be true and complete when given, and CMA agrees to such obligation and representation.


                                    AGREEMENT

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby amend the Agreement, pursuant to the terms thereof, as follows:

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          1. OBLIGATION/REPRESENTATIONS/SUBCERTIFICATIONS. CMA agrees that any information that CMA provides that is necessary to complete a Certified Report will be true and complete when given. CMA further agrees that any written representation or certification it provides to the Trust and/or the officers of the Trust in support of a certification by them to the SEC pursuant to Sarbox and/or any rules or regulations issued from time to time thereunder will be true and complete when given. This covenant shall survive the termination of the Agreement.

          2. CONTINUING VALIDITY. The provisions of the Agreement shall remain in full force and effect as modified hereby.

          3. A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of the instrument are not binding upon any of the Trustees or officers or shareholders individually but binding only upon the assets and property of the Trust.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first above written.

                                        THE GALAXY FUND
                                        THE GALAXY VIP FUND

                                        By:
                                           -------------------------------------
                                            Name:  Glen P. Martin
                                            Title:  Vice President


                                        COLONIAL MANAGEMENT ASSOCIATES, INC.

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title: